UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431

(Address of principal executive offices)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

        On September 30, 2004, Donaldson Company, Inc. (“Donaldson” or the “Company”) entered into a Second Supplement and First Amendment to Note Purchase Agreement with Metropolitan Life Insurance Company, State Farm Life Insurance Company, Principal Life Insurance Company, on behalf of one or more separate accounts, Midland National Life Insurance Company, Ameritas Life Insurance Corp. and Ameritas Variable Life Insurance Company. The parties to the agreement other than Donaldson are the holders of Donaldson’s outstanding 6.20% Senior Notes, Series 1998-A, Tranche 1, 6.31% Senior Notes, Series 1998-A, Tranche 2 and 6.39% Senior Notes, Series 1998-B, all of which have been issued under, and subject to the terms of, a Note Purchase Agreement dated as of July 15, 1998.

        In accordance with the terms of the Second Supplement, on December 17, 2004, Donaldson issued to Metropolitan Life and State Farm an aggregate of $30,000,000 of a new series of 4.85% Senior Notes, Series 2004-A, due December 17, 2011. These notes were issued pursuant to the Note Purchase Agreement and accordingly have the same terms and conditions as the other outstanding notes issued under the Note Purchase Agreement (other than interest rate and due date).

        The 4.85% Senior Notes require semi-annual payments of interest on June 17 and December 17 of each year, with all principal due on December 17, 2011.

        The 4.85% Senior Notes provide for acceleration of maturity if an event of default occurs and is continuing. An event of default occurs if:

•	the Company defaults in payment of amounts due and payable on any note issued under the Note Purchase Agreement;

•	the Company defaults in the performance of or compliance with the terms of the Note Purchase Agreement and the 4.85% Senior Notes;

•	any representation or warranty with respect to the Note Purchase Agreement or the 4.85% Senior Notes proves to be false in any material respect as of the date made;

•	the Company defaults with respect to indebtedness in an amount greater than 5% of its adjusted consolidated net worth as defined in the Note Purchase Agreement;

•	certain insolvency or bankruptcy events occur;

•	the Company fails, within 60 days, to bond, discharge or stay pending appeal any judgment or judgments in an amount in excess of the Company’s adjusted consolidated net worth as defined in the Note Purchase Agreement; or

•	the Company fails to comply with ERISA.

        Donaldson Capital, Inc., a wholly-owned subsidiary of Donaldson Company, Inc., is a guarantor of all notes issued under the Note Purchase Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2004

DONALDSON COMPANY, INC.

By: /s/ Thomas R. VerHage

Thomas R. VerHage
Title: Vice President and Chief Financial Officer